                                                                     EXHIBIT 8.1

[LETTER HEAD OF         James M. Halley Q.C.   David W. Buchanan, Q.C.     Derek J. Mullan, Q.C.      R. Stuart Wells
CLARK, WILSON]          M. Douglas Howard      W.W. Lyall D. Knott, Q.C.   William A. Ruskin          Patrick A. Williams
                        Alexander Petrenko     Bernard Pinsky              Roy A. Nieuwenburg         William C. Helgason
                        William D. Holder      Nigel P. Kent               Douglas W. Lahay           David W. Kington
                        Diane M. Bell          R. Brock Johnston           Neil P. Melliship          Kenneth K.C. Ing
                        Darren T. Donnelly     Mark S. Weintraub           Neo J. Tuytel              Ross D. Tunnicliffe
                        Kevin J. MacDonald     Don C. Sihota               D. Bruce Gleig             James A. Speakman
                        Kerstin R. Tapping     Herbert I. Ono              Brock H. Smith             John C. Fiddick
                        D. Lawrence Munn       R. Glen Boswall             Hannelie G. Stockenstrom   Bonnie S. Elster
                        Virgil Z. Hlus         Samantha Ip                 Ethan P. Minsky            Tony Fogarassy
                        Allyson L. Baker       Stephanie A. Jackson        Jonathan L.S. Hodes        Grant Y. Wong
                        Ardeshir Darabi        Amy A. Mortimore            Aaron B. Singer            L.K. Larry Yen
                        William L. Macdonald   Veronica P. Franco          Krista Prockiw             Jane Glanville
                        Gurminder S. Sandhu    Peter M. Tolensky           Jeremy T. Lovell           Keri T. Grenier
                        Sean D. Vanderfluit    Richard T. Weiland          Adam I. Zasada             A. Steve Michoulas
                        Andrea M. East         Cam McTavish                Valerie S. Dixon

                        Associate Counsel:  Christopher J. Pollard
                        Associate Counsel:  Michael J. Roman

Reply Attention of         WILLIAM A. RUSKIN
Direct Tel.                604.643.3101
EMail Address              war@cwilson.com
Our File No.               22480-0031 / D/RTW/625471.1

December 28, 2004

BY EMAIL

DataWave Systems Inc.
13575 Commerce Parkway
Suite 110, Building No. 6
Richmond, BC V6V 2L1

ATTENTION:     MR. JOHN GUNN
               GENERAL MANAGER

Dear Sirs:

               Re: Opinion regarding Material Canadian Federal Income Tax Consequences of Continuance
               -----------------------------------------------------------------

               We have acted as counsel to DataWave Systems Inc. (the "Company") in connection with the proposed continuance of the Company into the State of Delaware. We have assisted the Company with the preparation of the section of the Amended Registration Statement on Form S-4/A of the Company dated December 28, 2004, in connection with the Continuation (the "Registration Statement") that bears the heading "Material Canadian Federal Income Tax Consequences of the Continuance", as well as a summary of that section contained within the section that bears the heading "Summary of Business Matters to be Voted Upon" (together, the "Canadian Tax Disclosure Provisions").

               In rendering the opinion contained in this letter, we have assumed that:

               (a) all of the facts contained in the Registration Statement are correct; and

               (b) the Continuance will be approved and will be carried out exactly as described in the Registration Statement.

               Based on and relying on the foregoing, and subject to all the limits, provisos, and restrictions stated in the Canadian Tax Disclosure Provisions, we hereby confirm our opinions as stated in the Canadian Tax Disclosure Provisions.

               For greater certainty, statements regarding the extent of tax liabilities to be incurred by the Company, under the heading "Material Canadian Federal Income Tax Consequences of the Continuance", are not and shall in no way be construed as the opinions of Clark, Wilson, but are conclusions prepared by the Company's management and confirmed in a letter from the Company to Clark, Wilson dated July 5, 2004.

                                                          Yours truly,

                                                          /s/  "Clark, Wilson"
                                                          Clark, Wilson